Millennium India Acquisition Company, Inc. Announces Amendment Agreement with SMC Global

New York – June 7, 2013

Millennium India Acquisition Company, Inc. (OTCQB:SMCG) (the "Company") announced today that it executed an Amendment Agreement to a Shareholders and Share Subscription Agreement, extending only the term of the agreement to December 31, 2013 for the listing, given the continuing uncertainties in the global financial markets. SMC Global has also agreed to pay a service fee to the Company. Further information can be found on the Company’s website.

About Millennium India Acquisition Company, Inc.
More information regarding Millennium India Acquisition Company, Inc. can be found at www.milcapital.com

CONTACT:
Millennium India Acquisition Company, Inc.
330 E. 38th St.
New York, NY 10016